Exhibit 10.14

Contract Number : WLS-20-0054

Housing rental contract

Lessor: Beijing Century Changying Investment Management Co., Ltd.

Lessee: Baofeng Biotechnology (Beijing) Co., Ltd.

Housing rental contract

Lessor: Beijing Century Changying Investment Management Co., Ltd. (hereinafter referred to as Party A)

Mailing address: 1903c, 19th floor, Building 1, East Shilibao Road, Chaoyang District, Beijing

Contact: Zhenjun Ren

contact number:

Lessee: Baofeng Biotechnology (Beijing) Co., Ltd.

Mailing address: Room 103, 1st Floor, Tonghang Building, Mafang Industrial Park, Pinggu District, Beijing

Contact: Tingting Chang

Business license number or ID card : 9111011705362938X8

Telephone: 13810268726

According to the "Contract Law of the People's Republic of China", the "Regulations on the Management of Beijing's Rural Collective Assets" and the spirit of the relevant documents in the urban area, both parties A and B have entered into this contract through equal consultations on the lease of Party A's collective assets by Party B.

Ⅰ. Lease

1. Location of the lease: Building 1, East Shilipu Road, Chaoyang District, Beijing.

2. The content of the lease: Room 1002, 10th floor, office building in the future

Leasehold area: construction area of 402 square meters.

3. For the floor plan and specific location of the leased item, see Annex 1 of this contract; the current status of the leased item is subject to the "House Delivery Statement" (Annex 2) signed by Party A and Party B. Party B has no right to occupy any place outside the leased item, including but It is not limited to the public areas and external walls and peripherals other than the entire floor rented by Party B.

Ⅱ. Lease term

1. The lease term is: 3 years and 3 months. From March 08, 2020 to June 7, 2023. Among them, the renovation period: a total of [3] months, from [2020] year [03] From [08] day to [2020] year [06] month [07] day, the decoration period is included in the lease period, and Party B is free of rent during the decoration period, but shall bear the property service fees and other expenses of the leased object in accordance with this contract , Cannot be used as an office during the decoration period.

2. Party A has the right to recover the leased property when the lease expires or this contract is terminated early. If Party B needs to renew the lease, it must notify Party A in writing one month before the lease expires, and re-sign the lease contract after Party A agrees If Party A still leases out the leased goods, Party B has the priority to continue to lease under the same conditions.

If the lease expires or the contract is terminated early, Party B shall return the lease as scheduled, unless both parties decide to renew the lease and have re-signed the lease contract before the lease expires. If Party B returns overdue, Party B shall pay the daily rent every day after the overdue 3 times the liquidated damages. After more than 10 days, Party A has the right to directly recover the leased property, and Party B ’s items left in the leased property have the right to be disposed of. Party B has no right to request Party A to compensate for the loss of the goods.

3. After the lease expires, if the two parties have not re-signed the lease contract, or this contract is terminated early, Party B will add the buildings, structures, decoration, equipment and facilities within the scope of the lease as follows:

(1) The attachments that cannot be removed, or the attachments that will seriously damage their use value, will be owned by Party A free of charge.

(2) Attachments that can be removed without severely damaging their use value, such as production and operation equipment, office supplies, hanging decorations, etc., shall be disposed of by Party B. If Party B causes leases due to demolition, relocation, etc. When damage occurs internally or externally, Party B shall be responsible for restitution or compensation for the corresponding losses.

Ⅲ. Rent and security deposit

1.	On the date of signing of this contract, Party B shall pay Party A a rental deposit of RMB [53434] yuan to ensure that Party B performs this contract. After Party A receives the deposit, Party B will issue a receipt to Party B. Party B shall properly keep the deposit receipt, and the deposit does not include interest. During the lease period, Party B is neglecting to fulfill its contractual obligations, including but not limited to Party B ’s failure to pay rent, water, electricity, heating, and other expenses and loss compensation, liquidated damages, and other expenses, Party A has the right to deduct all For fees, Party B shall make up the deposit within 10 days after receiving the notice from Party A.

After the lease term expires, Party B has paid all the rent payable and all expenses due to this lease should be paid to Party A. If Party B uses the house for company registration, Party B must also return the leased property before returning Within 30 days after the company's registered address is cancelled or moved, and the leased property is returned to Party A according to the provisions of this contract, Party A will return the deposit to Party B. If the contract is terminated early due to Party B's breach of contract, the deposit will not be refunded.

2. Rental standard: 4.37 yuan / day / building square meter in the first year; increasing method: no increasing. The rent specified in this article refers only to the consideration of the rent of the house delivered by Party B, not including the house. Electricity, water, heating, management and other laws and regulations or this contract stipulates the fees that Party B should pay.

3. The rent is paid every [half a year]. Party B shall pay the first installment of rent on the [03] month [08], and thereafter the rent of each installment shall be paid 15 days before the expiry of the previous payment, and so on.

4. The specific details of the rent collection are as follows:

(1) Rent collection starts from March 08, 2020 to June 07, 2021;

The rent standard is: 4.37 yuan per square meter (building area) per day, 53434 yuan per month, 641208 yuan per year, (RMB: six hundred and forty-one thousand two hundred and eight yuan).

(2) Rent collection starts from June 08, 2021 to June 07, 2022;

The rental standard is: 4.37 yuan / day per square meter (building area), 53434 yuan / month, 641208 yuan / year, (RMB: Six hundred and forty-one thousand two hundred and eight yuan).

(3) Rent collection from June 08, 2022 to June 07, 2023;

The rental standard is: 4.37 yuan / day per square meter (building area), 53434 yuan / month, 641208 yuan / year, (RMB: Six hundred and forty-one thousand two hundred and eight yuan).

The rent of this contract is tax-included. When this contract is signed, the tax payment method for real estate leasing services held by Party A is selected to be levied simply. 10 working days after receiving the total amount of tax-included rent payable by Party B in the above period Party A provides Party B with a value-added tax invoice. Party A and Party B further confirm that during the lease period, if the country and the relevant administrative authority of the project location or Party A chooses to apply other tax rates for VAT, both parties agree to pay the new tax rate applicable Tax-included rent, and Party A issues a VAT invoice to Party B at the new VAT rate.

Ⅳ. Use of Lease::

Leases are used for office work.

Party B guarantees that it will not change its use without the written consent of Party A within the lease term.

Ⅴ. The rights and obligations of both parties

1. Party A's rights and obligations

(1) Supervise Party B's management, protection and reasonable use of the leased goods according to the purposes stipulated in the contract.If Party B does not use the contract as agreed or other violations of the law occur, Party A has the right to stop until this contract is terminated.

(2) According to the contract, Party B will be charged rent and security deposit.

(3) For the damage caused by the various pipelines attached by the government for public welfare under the scope of the leased object, Party A does not need to make any engineering repairs or economic compensations.

(4) In the case that Party B uses the leased goods according to the contract, maintain Party B's right to use.

(5) Respect Party B's production and operation autonomy, and shall not interfere with Party B's normal production and operation activities according to law, and shall not illegally change or cancel the contract.

(6) Party A has the right to record the relevant information of Party B. If Party B leases the leased goods under this contract for business, Party A shall provide Party A with a copy of the following documents:

(7) A copy of a copy of a qualified business license within the validity period, an account opening license, and a copy of a copy of the "National Tax" / "Local Tax" registration certificate that has passed the annual inspection within the validity period;

(8) Or Party B provides a copy of the multiple-in-one business license within the validity period;

(9) Copy of the identity card of the legal representative and contract signer (signed by me) and the original power of attorney (with the official seal of Party B) obtained the effective authorization;

The above documents are affixed with the official seal of Party B and signed by the legal representative / person in charge. If the above documents cannot be provided when both parties sign the contract, Party B shall provide it at the latest before starting business.

(7). If Party B's company name, legal representative, address, bank account number, correspondence address, contact person and contact phone number are changed, it shall notify Party A in writing 3 months before the change, and after the actual change 10 Submit the changed information to Party A in writing within the day, accompanied by the above-mentioned relevant certification documents.

2 .. Party B's rights and obligations

(1) The right to use the leased property.

(2) Manage, protect and use the leased property reasonably according to the contract.

(3) No illegal buildings shall be built inside or outside the lease.

(4) Without the written consent of Party A, Party B shall not sublet, lend, or exchange all or part of the leased property with others, or sublet or lend others in disguise by way of joint venture, change of shareholders, legal representative, etc.

(5) During the lease, Party B is responsible for repairing and maintaining the leased items, and Party B shall bear the costs.

(6) Pay the rent, security deposit and other expenses to Party A on time according to the contract;

(7) Party B guarantees that government management, public security, firefighting, rescue personnel and their emergency equipment, vehicles, etc. can smoothly enter and leave the leased objects when performing emergency rescue or performing official duties.

(8) During the lease, Party B shall properly protect the municipal facilities inside and outside the lease and the auxiliary facilities inside and outside the lease, and shall not be damaged, otherwise it shall bear all the costs required for repairs.

(9) Party B submits the decoration plan and drawings to Party A and the property company before the decoration project is started, and construction can be carried out after approval. Party B should pay the decoration management fee and decoration deposit to the property company [the management fee and deposit are based on the property company's regulations as the standard] Other expenses. Party B and the contractor hired by Party B shall carry out decoration and reconstruction in accordance with the decoration management regulations formulated by the property company. During the decoration process, any violation of the decoration management regulations by Party B or the contractor hired by Party B shall be undertaken by Party B. Party A shall be fully liable for compensation.

(10) Party B should move the company's registered address into the lease and pay taxes in Changying District, Chaoyang District, Beijing;

(11) During the lease period, if the contract needs to be changed after the company name is changed, Party A shall pay the one-thousandth of the stamp tax arising from the changed contract, which shall be borne by Party B within 10 days from the date of signing the changed contract Pay.

Ⅵ. Special Agreement

1. During the lease period, Party B shall implement the regulations of relevant departments and assume all responsibilities for fire safety, three guarantees in front of the door, safety production, comprehensive management and safety, and security.

2. Party A shall pay the taxes and fees payable by Party A for the rental income obtained from the performance of this contract. If Party B uses the leased objects to carry out business activities, Party B shall pay the taxes and fees payable.

3. During the lease period, Party B shall bear the costs of water, electricity, heating, gas, communication, sanitation, fire control and other expenses arising from the actual use of Party B in accordance with the relevant national and Beijing charging standards.

4. During the lease, if Party B damages the leased property, it shall compensate at the price.

Ⅶ. Termination of the contract

1. In one of the following situations, this contract is terminated, and both parties A and B shall not bear the liability for breach of contract:

(1) The leased property is included in the scope of demolition due to urban construction needs;

(2) The leased property is damaged, lost or caused other losses due to force majeure.

2. If Party B has one of the following circumstances, Party A has the right to unilaterally take measures such as water cut, power outage, air conditioning, door closure, etc., and terminate the contract to recover the leased property. Party A shall not bear any compensation liability including but not limited to Party B's decoration Party A also has the right to require Party B to pay a breach penalty equivalent to the amount of [3] months ’current rent at the same time, and at the same time, the rent and security deposit that Party A has collected will not be refunded. If Party A takes legal measures After recovery, Party B shall compensate Party A for all costs incurred in defending its rights (including but not limited to litigation fees, attorney fees, notarization fees, evaluation (appraisal) fees, guarantee fees, etc.). The loss of the uncovered part of the liquidated damages shall be compensated to Party B. If Party B's whereabouts are unknown at that time, Party A may terminate this contract by signing the "Unilateral Termination Contract Notification", and post "Unilateral Termination Contract Notification" from Party A's location 》 Within ten days from the date, Party B should return the house to Party A in good condition. If Party B ’s destination is unknown or ignored, and the house is not returned to Party A within 10 days (as per this contractFixed return home, and return to Party A receives the B house keys, and can actually control the house as the standard), then, the owner the right to deal with paragraph 2 of this Article in accordance with the contract.

(1) Overdue payment of rent, security deposit, property fee, water fee and electricity fee exceeds 10 days;

(2) Party B does not obtain the written consent of Party A and / or the property company to renovate, modify or add to the lease, change other facilities and equipment, or dismantle, modify, change or damage the main structure of the lease without authorization;

(3) Using leased objects to engage in illegal and criminal activities;

(4) Party B violates the use of the leased property as agreed in this contract, or there are other acts that endanger the leased property, or damage Party A's image, etc., and it is not corrected within 5 days after Party A's urging to correct it;

(5) arbitrarily subletting the leased object in whole or in part, subletting, lending, subletting in other ways in disguise, mortgage to a third party, or changing its commercial use;

(6) Party A fails to accept the leased property within 5 days after the delivery and entry notice of Party A;

(7) Party B goes bankrupt or enters the liquidation process (except for those who are liquidated due to reorganization or merger) or any person applies to the court to liquidate Party B. The court accepts these applications or the leased property is sealed up due to the court's enforcement of its judgment. The occurrence of the situation has a major impact on the project's image;

(8) If Party B seriously violates the provisions in this contract or service manual and decoration manual that Party B must abide by or perform, it will not be corrected within five days after being urged to correct by Party A.

Ⅷ. Liability for breach of contract

1. If Party A recovers the leased property in advance, it can pay a penalty fee to Party B according to 10% of the current year's rent, and the lease contract is released.

2. If Party B is in arrears of rent, fails to make up the deposit or other fees in a timely manner, but fails to meet the conditions for termination of the contract, it shall pay Party A a penalty of five thousandths of the arrears every day after the overdue.

3. If Party B violates the provisions of this contract and cancels the leased property in advance, it shall pay liquidated damages to Party A in accordance with 10% of the rent in the year of this contract. The rent and security deposits already collected by Party A will not be refunded.

4.Party B violates the relevant provisions of the contract.Party A shall take responsibility for the consequences and related losses caused by party A taking measures such as water cuts, power outages, and door closures.

Ⅸ. Dispute Resolution

If there is a dispute during the performance of this contract, both parties can negotiate to resolve. If the parties do not want to negotiate, they can also directly sue to the Chaoyang District People's Court in Beijing. If there is a dispute between the two parties, the delivery address is the communication address agreed by both parties on the front page of this contract. The contact number shall prevail, and delivery to this address will be deemed successful.

Ⅹ. Supplementary Provisions

1. Any notices under this contract and requests made to the other party shall be mailed or faxed to the other party in writing at the address agreed on the front page of this contract.

2. Parties A and B can agree to change or terminate this contract through consultation; if the contract is not exhaustive, both parties can enter into a supplementary agreement.

3. This contract is effective from the date of signature by both parties.This contract is made in five copies, Party A holds three copies, and Party B holds one copy of the township economic management station for record, which has the same legal effect.

4. The annex of this contract is an inseparable part of this contract. Annex 1 floor plan and specific location of the leased property, Annex 2 "House Delivery Note", Annex 3 copy of Party B ’s business license or copy of ID card, etc. The management system also serves as an attachment to this contract, and Party B shall comply with it.

(The following is the signature part of this page, no text)

Party A (seal): Party B signs:

Legal representative: Legal representative:

Guarantor's signature:

year month day year month day

Appendix 1: Floor plan and specific location of the lease

Attachment 2: House delivery note

House delivery checklist

Housing accessory furniture, electrical appliances, decoration and other equipment and facilities and damage

name	Brand	unit	Quantity	unit price	Losses	name	Brand	unit	Quantity	unit price	Losses

Other related expenses

project	unit	unit price	Starting time	Base	project	unit	unit price	Starting time	Base
Water fee	-	-	-	-	Internet fee	-	-	-	-
Electricity fee	degree			-	Parking fee	-	-	-	-
telephone fee	-	-	-	-		-	-	-	-
Viewing fee	-	-	-	-
Heating fee	-	-	-	-
Gas costs	-	-	-	-
Property costs	-	-	-	-
hygiene fee	-	-	-	-

Delivery confirmation	For the above situation, Party B accepts the experience, believes that it meets the housing inspection requirements, and agrees to accept it.
Delivery Date: Year Month Day
	Party A (lessor) signature:	Party B (lessee) signature:
Check out confirmation

Party A and Party B have checked and accepted the house and ancillary items, equipment and facilities, and the use of water and electricity, and have gone through the check-out procedures. The relevant costs are borne and the house and its ancillary items, equipment and facilities are returned. :

。

Check-out date:
	Party A (lessor) signature:	Party B (lessee) signature:

Attachment 3: (1) Provide a copy of the three-in-one business license within the validity period (one copy);

(2) Copy of the legal representative's ID card (one copy);

(3) Copy of the signer ’s ID card (signed by me) and the original power of attorney (with the official seal of Party B) (one copy);